Exhibit 99.1

Joint Filer Information

Date of Event Requiring Statement:	January 25, 2006

Issuer Name and Ticker or Trading Symbol:	Hungarian Telephone and Cable Corp.
(HTC)

Designated Filer:	Apax Partners Europe Managers Limited

Other Joint Filers	Apax Europe VI-A, L.P.
Apax Europe VI-1 L.P.
Apax Angel Syndication Partners (Cayman) L.P.
Apax Europe VI GP, L.P. Inc.
Apax Europe VI GP, Co. Ltd.
Apax Angel Syndication Partners (Cayman) GP, Ltd.

Addresses:	The principal business address of the Joint Filers above is 15 Portland Place, London, W1B 1PT, United Kingdom

Signatures:

For and on behalf of Apax Partners Europe Managers Ltd. as Manager of
Apax Europe VI-A, L.P.

By	/s/Adrian Beecroft
Name: Adrian Beecroft
Title: Director

For and on behalf of Apax Partners Europe Managers Ltd. as Manager of
Apax Europe VI-1 L.P.

By	/s/Adrian Beecroft
Name: Adrian Beecroft
Title: Director

For and on behalf of Apax Europe VI GP, Co. Ltd. as general partner of Apax
Europe VI GP, L.P. Inc.

By	/s/ Denise Fallaize
Name: Denise Fallaize
Title: Director

For and on behalf of Apax Europe VI GP, Co. Ltd.

By	/s/ Denise Fallaize
Name: Denise Fallaize
Title: Director

For and on behalf of Apax Partners Europe Managers Ltd.

By	/s/Adrian Beecroft
Name: Adrian Beecroft
Title: Director

For and on behalf of
Apax Angel Syndication Partners (Cayman) GP Ltd acting in its capacity as general partner of
Apax Angel Syndication Partners (Cayman) L.P.
By:	/s/ Christina McCarthy
Name: Christina McCarthy
Title: Director

Apax Angel Syndication Partners (Cayman) GP Ltd
By:	/s/ Christina McCarthy
Name: Christina McCarthy
Title: Director